EXHIBIT 5.1


                               BROWN & WOOD LLP
                            ONE TRADE WORLD CENTER
                          NEW YORK, N.Y. 10048-0557
                           TELEPHONE: 212-839-5300
                           FACSIMILE: 212-839-5599


                                        July 11, 1997


J.P. Morgan Commercial
  Mortgage Finance Corp.
60 Wall Street
New York, New York 10260-0060


          Re:  J.P. Morgan Commercial Mortgage Finance
               Corp., Registration Statement on Form S-3
               -----------------------------------------


Ladies and Gentlemen:

     We have acted as counsel to J.P. Morgan Commercial Mortgage Finance Corp., a Delaware corporation (the "Registrant"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on July 11, 1997 for the registration under the Act of Mortgage Pass-Through Certificates (the "Certificates"). Each series of such Certificates will be issued pursuant to a separate pooling and servicing agreement (the "Pooling and Servicing Agreement"), among the Registrant, a trustee, a master servicer or servicer and/or a special servicer, each to be identified in the prospectus supplement for such series of Certificates.

     We have made such investigation of law as we deem appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of such Certificates.

     Based on the foregoing, we are of the opinion that:

     (i) When each Pooling and Servicing Agreement in respect of which we have participated as your counsel has been duly authorized by all necessary corporate action and has been duly executed and delivered, it will constitute a valid and binding obligation of the Registrant enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

     (ii) When the issuance, execution and delivery of the Certificates in respect of which we have participated as your counsel have been duly authorized by all necessary corporate action, and when such Certificates have been duly executed, authenticated and delivered and sold as described in the Registration Statement, such Certificates will be legally and validly issued and the holders of such Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement pursuant to which such Certificates were issued.

     In rendering the foregoing opinions, we have assumed the accuracy and truthfulness of all public records of the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each such Pooling and Servicing Agreement and the related Certificates will be executed and delivered in substantially the form filed as exhibits to the Registration Statement, and that such Certificates will be sold as described in the
Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                   Very truly yours,

                                   BROWN & WOOD LLP





                                                                  EXHIBIT 8.1

                               BROWN & WOOD LLP
                            ONE TRADE WORLD CENTER
                          NEW YORK, N.Y. 10048-0557
                           TELEPHONE: 212-839-5300
                           FACSIMILE: 212-839-5599


                                        July 11, 1997


J.P. Morgan Commercial
  Mortgage Finance Corp.
60 Wall Street
New York, New York 10260-0060


          Re:  J.P. Morgan Commercial Mortgage Finance
               Corp., Registration Statement on Form S-3
               -----------------------------------------


Ladies and Gentlemen:

     We have acted as counsel to J.P. Morgan Commercial Mortgage Finance Corp., a Delaware corporation (the "Registrant"), in connection with the issuance and sale of its Mortgage Pass-Through Certificates that evidence interests in certain pools of mortgage loans (the "Certificates"). Each series of Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Registrant, a trustee, a master servicer or servicer and/or a special servicer, each to be specified in the prospectus supplement for such series of Certificates. We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Certificates. This advice is summarized under the headings "Summary of Prospectus -- Tax Status of the Certificates" and "Certain Federal Income Tax Consequences" in the Prospectus and "Summary of Prospectus Supplement -- Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" in the Prospectus Supplement relating to the Certificates in respect of which we participated as your counsel, all as part of the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on July 11, 1997 for the registration of such Certificates under the Act. The information set forth in the Prospectus and the Prospectus Supplement under the captions "Summary of Prospectus -- Tax Status of the Certificates", "Certain Federal Income Tax Consequences" and "Summary of Prospectus Supplement -- Certain Federal Income Tax Consequences", to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the heading "Certain Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of this Registration Statement, including this exhibit.


                                   Very truly yours,

                                   BROWN & WOOD LLP